Exhibit 10.1

MODIFICATION
AND REAFFIRMATION AGREEMENT

THIS MODIFICATION AND REAFFIRMATION AGREEMENT (this “Agreement”) is dated as of the 14th day of September, 2015, by and among DOVER DOWNS GAMING AND ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), DOVER DOWNS, INC., a Delaware corporation (“Dover Downs”), and DOVER DOWNS GAMING AND MANAGEMENT CORP., a Delaware corporation (jointly and severally with Dover Downs, the “Guarantors”), and CITIZENS BANK, NATIONAL ASSOCIATION (formerly known as RBS Citizens, National Association), as agent (“Agent”), lead arranger, cash management bank and lender (“Citizens”), PNC BANK, NATIONAL ASSOCIATION, as lender (“PNC”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as lender (“WSFS” and collectively with Citizens and PNC, the “Lenders”).

Background

A.            Borrower, Agent and Lenders are parties to a Credit Agreement dated as of June 17, 2011 (as amended, the “Credit Agreement”), which provides for a revolving line of credit to the Borrower in the original principal amount of Ninety Million Dollars ($90,000,000).  Unless otherwise defined herein, initially capitalized terms have the meanings given them in the Credit Agreement.

B.            At Borrower’s request and as an accommodation to it, Lenders have agreed to amend the Credit Agreement as provided in this Agreement.

NOW, THEREFORE, in consideration of the Credit Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound and under seal, agree as follows:

Section 1.  Amendment to Credit Agreement.  Upon satisfaction of the Conditions Precedent (as defined herein), the Credit Agreement shall be amended as follows:

A.            The defined term “Daily LIBOR” in Section 1.1 of the Credit Agreement is hereby modified by inserting “; provided, however, that if LIBOR is less than zero (0), LIBOR shall be deemed to be zero (0)” before the period.

B.            The defined term “LIBOR” in Section 1.1 of the Credit Agreement is hereby modified by inserting “; provided, however, that if LIBOR is less than zero (0), LIBOR shall be deemed to be zero (0)” before the period.

C.            The first sentence after the Leverage Ratio chart in the defined term “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following new sentence:

Any adjustments to the Applicable Margin resulting from a change in the Leverage Ratio shall be effective as from the first Business Day of the month after the month in which the Agent received the Compliance Certificate indicating such change in the Leverage

Ratio (or, in the event that no Compliance Certificate has been delivered prior to the date on which such Compliance Certificate was required to be delivered pursuant to Section 6.2(c) (Compliance Certificate), the Applicable Margin from such date until the date on which such Compliance Certificate is actually delivered shall be that applicable under Category 1).

D.            The defined term “Maturity Date” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following new definition:

“Maturity Date” means September 30, 2016.

E.            Section 2.5(d) of the Credit Agreement is hereby deleted and replaced with the following new Section 2.5(d):

(d)           Scheduled Reduction of Commitments.  The Borrower shall reduce the total Commitments (and, if necessary, prepay Loans in accordance with Section 2.7 (Optional Prepayments) so that the total Revolving Exposures do not exceed the total Commitments) on each date set forth below to the aggregate amount set forth opposite such date:

Date	Total Commitments
09/14/15	$45,000,000
03/31/16	$40,000,000

F.             Section 5.2 of the Credit Agreement is hereby deleted and replaced with the following new Section 5.2:

5.2          Leverage Ratio

The Borrower will not permit the Leverage Ratio as at the last day of any period set forth below to exceed the ratio set forth opposite such period:

Period	Ratio
09/30/15	3.75:1.0
12/31/15	3.5:1.0
03/31/16	3.5:1.0
06/30/16	3.5:1.0

G.            Section 5.3 of the Credit Agreement is hereby deleted and replaced with the following new Section 5.3:

5.3          Consolidated Tangible Net Worth

The Borrower will not permit Consolidated Tangible Net Worth on any day to be less than (a) $92,925,500, plus (b) for the fiscal quarter ending September 30, 2015 and each fiscal quarter thereafter, an amount equal to forty-five percent (45%) of the consolidated net income (if positive) of the Borrower and its Subsidiaries, calculated on a cumulative basis.

H.            Section 5.4 of the Credit Agreement is hereby deleted and replaced with the following new Section 5.4:

5.4.         Minimum Consolidated EBITDA

The Borrower will not permit Consolidated EBITDA for the four Fiscal Quarters ending on the dates set forth below to be less than the dollar amount set forth opposite such dates:

Date	Consolidated EBITDA
09/30/15	$9,000,000
12/31/15	$9,500,000
03/31/16	$9,500,000
06/30/16	$9,500,000

Section 2.  Conditions Precedent.  This Agreement shall become effective upon the satisfaction by Borrower, as determined by Agent, of the following conditions (collectively, the “Conditions Precedent”).

A.            Proper execution by the parties of this Agreement and delivery of this Agreement to Agent;

B.            Payment to the Agent of the amount required to reduce the outstanding principal balance of the Loan to $45,000,000.

C.            Payment to the Agent for the benefit of the Lender Parties of a fee in the amount of $67,500 in consideration of this Agreement; and

D.            Payment to the Agent for its fees and expenses relating to this Agreement.

Section 3.  Affirmations.  Borrower and Guarantors hereby affirm the execution and delivery of each of the Loan Documents, and agree that all of the obligations and liabilities of Borrower and Guarantors under the Loan Documents continue in full force and effect.  Borrower and Guarantors hereby also affirm that all of the collateral received by Agent in connection with the Credit Agreement is intended to and does in fact secure each of the obligations of Borrower described in the Credit Agreement.

Section 4.  Agreements, Acknowledgments and Waivers.   Borrower and Guarantors acknowledge that the obligations set forth in each of the Loan Documents are valid, binding, and enforceable against them and are not subject to any defense, counterclaim, recoupment or offset.  In addition, Borrower and Guarantors acknowledge that (i) the execution of this Agreement, (ii) the acceptance by Agent or Lenders of any payments hereunder, or (iii) any previous or subsequent delay by Agent or Lenders in exercising any or all of its rights or remedies under the Loan Documents, either separately or in combination, shall not constitute a waiver by Agent or Lenders of any of the rights of Agent or Lenders under the Loan Documents and shall not preclude Agent or Lenders from exercising its rights thereunder or at law.  Nothing herein shall be deemed a waiver of any of Agent’s or Lenders’ rights or remedies with respect to (i) any existing violation of any affirmative or negative pledge, covenant or warranty, (ii) any Event of Default, or (iii) any Default.

Section 5.  Miscellaneous.  The parties to this Agreement further agree as follows:

A.            Power and Authority.  The parties represent and warrant that each has the full power and authority to enter into and perform this Agreement, all of which has been duly authorized by all necessary corporate action and that this Agreement is valid, binding, and enforceable in accordance with its terms.

B.            References to Credit Agreement.  Any and all references to the Credit Agreement in any of the other Loan Documents shall be deemed to refer to the Credit Agreement as amended by this Agreement.

C.            Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one Agreement.

D.            Rules of Construction.  As used herein, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the singular shall include the plural and the plural the singular, and the masculine, feminine or neuter gender shall include the other genders.

E.            Choice of Laws.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard for principles of conflicts of laws.

F.             Acknowledgments.  Each party to this Agreement acknowledges that it has executed this Agreement voluntarily, with a full knowledge and a complete understanding of the terms and effect of this Agreement and that it has been fully advised by competent counsel as to the nature and effect of the applicable terms and provisions hereof.

G.            Representations and Warranties.  Borrower represents and warrants that the representations and warranties set forth in the Loan Documents remain true and accurate in all material respects as of the date of this Agreement (provided that references to December 31, 2010 in Sections 4.4(c) and 4.4(d) shall refer to June 30, 2015).

H.            Remaining Force and Effect.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents remain in full force and effect in accordance with their terms.

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IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be executed by their proper corporate officers or authorized managers and sealed with their seal the day and year first above written.

DOVER DOWNS GAMING AND
ENTERTAINMENT, INC.,
a Delaware corporation

By:	/s/ Timothy R. Horne	(SEAL)
Name: Timothy R. Horne
Title: Senior Vice President

DOVER DOWNS, INC.,
a Delaware corporation

By:	/s/ Timothy R. Horne	(SEAL)
Name: Timothy R. Horne
Title: Senior Vice President

DOVER DOWNS GAMING AND
MANAGEMENT CORP.,
a Delaware corporation

By:	/s/ Timothy R. Horne	(SEAL)
Name: Timothy R. Horne
Title: Senior Vice President

CITIZENS BANK, NATIONAL
ASSOCIATION

By:	/s/ Edward S. Winslow	(SEAL)
Edward S. Winslow
Senior Vice President

{signatures continue on following page)

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ C. Douglas Sawyer	(SEAL)
Name: C. Douglas Sawyer
Title: Senior Vice President

WILMINGTON SAVINGS FUND
SOCIETY, FSB

By:	/s/ James A. Walls	(SEAL)
Name: James A. Walls
Title: Vice President – Business Banking